Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Guardian Variable Products Trust of our reports dated February 20, 2020, relating to the financial statements and financial highlights, which appears in Annual Reports of Guardian Large Cap Fundamental Growth VIP Fund, Guardian Large Cap Disciplined Growth VIP Fund, Guardian Mid Cap Traditional Growth VIP Fund, Guardian Integrated Research VIP Fund, Guardian Diversified Research VIP Fund, Guardian Small Cap Core VIP Fund, Guardian Large Cap Disciplined Value VIP Fund, Guardian Growth & Income VIP Fund, Guardian Mid Cap Relative Value VIP Fund, Guardian Global Utilities VIP Fund, Guardian International Growth VIP Fund, Guardian International Value VIP Fund, Guardian Core Plus Fixed Income VIP Fund, Guardian Multi-Sector Bond VIP Fund, Guardian Total Return Bond VIP Fund, and Guardian U.S. Government Securities VIP Fund on Form N-CSR for the year ended December 31, 2019.  We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

April 24, 2020